EXHIBIT 99.1

Barnes Group Inc.

Corporate Office

Bristol, CT 06010

Tel: (860) 583-7070

Brian D. Koppy
Investor Relations
(860) 973-2126

Stephen J. McKelvey
Corporate Communications
(860) 973-2132

BARNES GROUP INC. NAMES GREGORY F. MILZCIK PRESIDENT AND CEO;

EDMUND M. CARPENTER TO RETIRE AT YEAR-END

Bristol, Connecticut, September 11, 2006—Barnes Group Inc. (NYSE: B) announced today that the Board of Directors has elected Gregory F. Milzcik, President and Chief Executive Officer of the Company, effective October 19, 2006.

“Greg is a proven leader with a record of superior performance in leading two of our three business units, Barnes Aerospace and Associated Spring. Greg demonstrates the depth of executive talent that we have to take the Company to the next level,” said Thomas O. Barnes, Chairman of the Board, Barnes Group Inc.

Milzcik, 46, will succeed Edmund M. Carpenter who announced his retirement but will remain with the Company through year-end to effect a smooth transition of leadership. Milzcik has been Executive Vice President and Chief Operating Officer, and a Barnes Group Inc. Director for the past nine months. He joined Barnes Group in 1999 as Vice President, Barnes Group Inc. and, President, Barnes Aerospace. Prior to joining Barnes Group, he was Vice President and General Manager, International Operations for Lockheed Martin Aircraft and Logistics. Milzcik earned a Doctorate in Management from Case Western Reserve University.

Milzcik commented, “Being appointed CEO presents a great opportunity for me and the leadership team to leverage past successes and continue to pursue our objective of balanced, sustainable, profitable growth. We are committed to growing a strong company for our stockholders, employees and customers.”

Carpenter, 65, is retiring after eight years as President and CEO. “Focusing on the Company’s people resources, Ed has catapulted Barnes Group into a worldwide leadership position in each of its businesses,” said Thomas O. Barnes. “Since he joined the Company in 1998, Barnes Group has achieved record top and bottom line results, doubling its size through organic growth and strategic acquisitions. Ed’s legacy is a team of talented people throughout our global organization who will drive the Company forward through growth and innovation.”

Barnes Group Inc. (www.barnesgroupinc.com) is a diversified international manufacturer of precision metal components and assemblies and a distributor of industrial supplies, serving a wide range of markets and customers. Founded in 1857 and headquartered in Bristol, Connecticut, Barnes Group

Barnes Group Inc. / 2

consists of three businesses with 2005 sales of $1.1 billion: Barnes Distribution, an international, full-service distributor of maintenance, repair, operating and production supplies; Associated Spring, one of the world’s largest manufacturers of precision mechanical and nitrogen gas products and a global supplier of retaining rings, reed valves, shock discs, and injection-molded plastic components and assemblies; and Barnes Aerospace, a manufacturer and repairer of highly engineered assemblies and components of aircraft engines, airframes, and land-based industrial gas turbines. Over 6,500 dedicated employees at more than 60 locations worldwide contribute to Barnes Group Inc.’s success. The Company has paid cash dividends to stockholders on a continuous basis since 1934.

This release may contain certain forward-looking statements as defined in the Private Securities Litigation and Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those expressed in the forward-looking statements. The risks and uncertainties, which are described in our periodic filings with the Securities and Exchange Commission, include, among others, uncertainties arising from the behavior of financial markets; future financial performance of the industries or customers that we serve; changes in market demand for our products and services; integration of acquired businesses; changes in raw material prices and availability; our dependence upon revenues and earnings from a small number of significant customers; uninsured claims; and numerous other matters of global, regional or national scale, including those of a political, economic, business, competitive, regulatory and public health nature. The Company assumes no obligation to update our forward-looking statements.

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